                                                                    EXHIBIT 99.2

                              FOR IMMEDIATE RELEASE


INVESTOR RELATIONS                                  CONTACT
Don Weinberger                                      Leah Berkovits
Wolfe Axelrod Weinberger Associates                 Bio-Technology General Corp.
212-370-4500                                        732-632-8800

--------------------------------------------------------------------------------

               BIO-TECHNOLOGY GENERAL CORP. REPORTS FOURTH QUARTER
                      AND FISCAL YEAR 2000 EARNINGS RESULTS
     -- DEMAND FOR OXANDRIN GROWING THROUGH ABBOTT CO-MARKETING ACTIVITY --

Iselin, NJ, February 22, 2001 -- Bio-Technology General Corp. (NASDAQ:BTGC) today announced its earnings and financial results for the fourth quarter and full year 2000.

Net income for the fourth quarter of 2000 was $4.8 million, or $0.09 per share, compared to a net loss of $2.0 million, or $0.04 per share, in the fourth quarter of 1999. Total revenues for the fourth quarter of 2000 grew 49% to $21.9 million from $14.7 million in the comparable quarter of 1999. Revenues from product sales in the fourth quarter of 2000 increased 43% to $17.4 million, compared to $12.2 million in the fourth quarter of 1999.

Year-to-year fourth quarter sales of Oxandrin-Registered Trademark- grew 88%, reflecting the resumption, in June 2000 (following a period of inventory reduction), of purchases of Oxandrin by Gentiva, BTG's distributor, matching Gentiva's sales to pharmacies and distribution outlets.

Year-to-year fourth quarter sales of human growth hormone grew 176% due to seasonal variations in orders from BTG's licensees.

Sales of BioLon-TM- and Delatestryl-Registered Trademark- in the fourth quarter of 2000, declined by 25% and 69%, respectively, compared to the fourth quarter of 1999. Gentiva reduced its purchases of Delatestryl in anticipation of the reintroduction of a competitor's product. BioLon sales decreased as BTG halted shipments of the product to the United States pending approval of a supplemental application relating to an upgrade in BTG's manufacturing process to conform it to a higher standard of quality implemented by BTG. This resulted in a back order of the product in the United States at the end of 2000.

Expenses decreased 12% from $18.8 million in the fourth quarter of 1999 to $16.7 million in the fourth quarter of 2000. This decrease was primarily due to the write-off in 1999 of a previously capitalized expense.

Income for the year ended December 31, 2000, before cumulative effect of change in accounting principle related to contract revenues recognized in prior periods, was $15.9 million, or $0.28 per share in 2000, compared to $13.9 million, or $0.26 per share in 1999. Total revenues were $84.9 million in 2000, compared to $85.3 million in 1999. Revenues from product sales were $62.1 million, compared to $62.3 million in 1999. Sales of Oxandrin and human growth hormone in 2000 increased 29% and 14%, respectively, over 1999. The increase in Oxandrin sales in 2000 was partly due to an inventory reduction process completed in the first half of 2000. These sales revenues were largely offset by a reduction in sales of Delatestryl and BioLon, for the reasons noted above.

Expenses decreased 3% from $66.6 million in 1999 to $64.6 million in 2000. Expense decreases of 10% and 12% were recorded in general and administrative and cost of product sales, respectively. General and administrative expense was lower largely because a write-off of a previously capitalized expense is reflected in the 1999 numbers. Cost of product sales was lower because of a reduction in sales of products with high cost of goods, relative to total sales. Marketing and sales and research and development expense each increased by 6%.

ABBOTT LABORATORIES - OXANDRIN CO-MARKETING RELATIONSHIP

Commenting on the results, Sim Fass, Chairman and CEO of BTG, stated:
"Prescriptions for Oxandrin grew 3% in the fourth quarter of 2000 compared to the third quarter of 2000. However, we are pleased to report that 2001 has begun on a highly promising note, with demand for Oxandrin growing significantly. In late 2000, the Ross Products Division of Abbott

Laboratories (NYSE:ABT) launched Oxandrin, through its nutritional support products specialty sales force, under a co-marketing agreement with BTG. In January 2001, prescriptions for Oxandrin increased by 36% compared to December 2000, and by 48% compared to January 2000. We are excited by this indication that Oxandrin is now reaching many more individuals with involuntary weight loss and we believe that if the broader market penetration we are now seeing is sustained, Oxandrin will achieve even greater commercial success."

ANTICIPATED DEVELOPMENTS IN 2001

As also announced today, BTG has entered into a definitive agreement to acquire Myelos Corporation, a privately-held biopharmaceutical company focused on the development of novel therapeutics to treat diseases of the nervous system. The consummation of the acquisition is anticipated to occur during March 2001.

The Myelos technology platform has led to the development of Prosaptide-TM-, a promising new compound for the treatment of neuropathic pain associated with diabetic peripheral neuropathy. BTG plans to initiate a Phase II(b) clinical trial of Prosaptide in 2001 to supplement the findings of an earlier Phase II clinical trial of the product completed by Myelos.

OTHER ANTICIPATED DEVELOPMENTS IN 2001:

- Increase in Oxandrin-Registered Trademark-sales via the co-marketing relationship with Abbott
- Launch of BioHy-TM-(Europe), a royalty-bearing osteoarthritis product, by DePuy Orthopaedics Inc., a Johnson & Johnson company
- Additional launches of Silkis-Registered Trademark- (Europe, Latin America), a royalty-bearing psoriasis product, by Galderma
- Approval and launch of recombinant human insulin (Poland/Eastern Europe), by Ibatech
- Fibrimage-TM- - completion by Draxis of Phase III clinical study in the detection of deep vein thrombosis
-        Puricase-TM- - initiation of Phase I clinical study in gout
- Anti-leukemia agent - completion of pre-clinical program in preparation for Phase I clinical study

Bio-Technology General Corp., a leading biopharmaceutical company, develops, manufactures and markets genetically engineered and other products for human health care. BTG's products are marketed worldwide. Products sold in the United States are Oxandrin-Registered Trademark- (oxandrolone, USP), marketed by BTG and by the Ross Products Division of Abbott Laboratories under a co-marketing agreement, Delatestryl-Registered Trademark- (testosterone enanthate), marketed by BTG, Mircette-TM- (oral contraceptive), marketed by Organon, Inc., and BioLon-TM- (sodium hyaluronate), marketed by Akorn, Inc. Products sold internationally are Bio-Tropin-TM-(recombinant human growth hormone), BioLon-TM- (sodium hyaluronate), Bio-Hep-B-TM- (hepatitis B vaccine), and Silkis-Registered Trademark- (vitamin D derivative).

BTG's news releases and other information are available on the Company's website at www.btgc.com.

BTG will be offering a live webcast of a discussion by BTG management of the earnings and the Company's business on Thursday, February 22, 2001, at 10:30 a.m. (EST). The webcast can be accessed by going to BTG's website at www.btgc.com. It will be archived and available after the discussion via our website through March 1, 2001. A replay will also be available for one week by calling 888-203-1112 (US) or 719-457-0820 (from overseas), passcode 771458.

ALL EARNINGS-PER-SHARE AMOUNTS IN THE TEXT OF THIS NEWS RELEASE REPRESENT DILUTED EARNINGS PER SHARE AS DEFINED UNDER STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128, "EARNINGS PER SHARE."

                                      #####

STATEMENTS IN THIS NEWS RELEASE CONCERNING THE COMPANY'S BUSINESS OUTLOOK OR FUTURE ECONOMIC PERFORMANCE; ANTICIPATED PROFITABILITY, REVENUES, EXPENSES OR OTHER FINANCIAL ITEMS; AND STATEMENTS CONCERNING ASSUMPTIONS MADE OR EXPECTATIONS AS TO ANY FUTURE EVENTS, CONDITIONS PERFORMANCE OR OTHER MATTERS, ARE "FORWARD-LOOKING STATEMENTS" AS THAT TERM IS DEFINED UNDER THE FEDERAL SECURITIES LAWS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SUCH STATEMENTS. SUCH RISKS, UNCERTAINTIES AND FACTORS INCLUDE, BUT ARE NOT LIMITED TO, CHANGES AND DELAYS IN PRODUCT DEVELOPMENT PLANS AND SCHEDULES, CUSTOMER ACCEPTANCE OF NEW PRODUCTS, CHANGES IN PRICING OR OTHER ACTIONS BY COMPETITORS, PATENTS OWNED BY THE COMPANY AND ITS COMPETITORS, AND GENERAL ECONOMIC CONDITIONS, AS WELL AS OTHER RISKS DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                 TABLE TO FOLLOW

                  BIO-TECHNOLOGY GENERAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          Three Months Ended
                                                              December 31
                                                          ------------------
                                                         2000*              1999
                                                   -----------      ------------
Revenues:
     Product sales                                  $   17,354        $   12,168
     Contract fees                                         463                39
     Royalties                                             981               644
     Other                                                 762               414
     Interest                                            2,321             1,465
                                                   -----------       -----------
        Total revenues                                  21,881            14,730
                                                   -----------       -----------

Expenses:
     Research and development                            5,892             5,731
     Cost of product sales                               2,790             2,237
     General and administrative                          2,526             5,213
     Marketing and sales                                 4,678             4,817
     Other                                                 764               834
                                                   -----------       -----------
        Total expenses                                  16,650            18,832
                                                   -----------       -----------

Income (loss) before income taxes                        5,231            (4,102)

Income tax expense (benefit)                               438            (2,068)
                                                   -----------       -----------

Net income (loss)                                    $   4,793        $   (2,034)
                                                   ===========       ===========

Earnings (loss) per common share:
     Basic                                           $    0.09        $    (0.04)
                                                   ===========       ===========
     Diluted                                         $    0.09        $    (0.04)
                                                   ===========       ===========

Weighted average number
 of shares outstanding:
     Basic                                              54,729            52,891
                                                   ===========       ===========
     Diluted                                            55,779            55,690
                                                   ===========       ===========

*BTG adopted the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 on Revenue Recognition in the fourth quarter of 2000, effective January 1, 2000, and recorded a cumulative effect of change in accounting principle related to contract revenues recognized in prior periods. The related revenue is being recognized over the terms of the agreements.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        Year Ended December 31,
                                                                     --------------------------
                                                                         2000*            1999
                                                                         -----            ----
Revenues:
  Product sales                                                      $  62,149      $   62,332
  Contract fees                                                         10,229          14,848
  Royalties                                                              3,139           1,761
  Other                                                                  1,931           1,746
  Interest                                                               7,496           4,633
                                                                    ----------      ----------
          Total revenues                                                84,944          85,320
                                                                    ----------      ----------

Expenses:
  Research and development                                              22,360          21,120
  Cost of product sales                                                  9,887          11,224
  General and administrative                                            12,685          14,035
  Marketing and sales                                                   17,614          16,583
  Other                                                                  2,028           3,599
                                                                    ----------      ----------
          Total expenses                                                64,574          66,561
                                                                    ----------      ----------
Income before income taxes                                              20,370          18,759
Income taxes                                                             4,475           4,897
                                                                    ----------      ----------
Income before cumulative effect of change
in accounting principle                                                 15,895          13,862
Cumulative effect of change in accounting principle                      8,178              --
                                                                    ----------      ----------
Net income                                                           $   7,717      $   13,862
                                                                    ==========      ==========

Earnings per common share:
     Basic:
       Income before cumulative effect of change
         in accounting principle                                     $    0.29      $     0.26
                                                                    ==========      ==========
       Cumulative effect of change in accounting principle           $    0.15      $     0.00
                                                                    ==========      ==========
       Net income                                                    $    0.14      $     0.26
                                                                    ==========      ==========
     Diluted:
       Income before cumulative effect of change
         in accounting principle                                    $     0.28      $     0.26
                                                                    ==========      ==========
       Cumulative effect of change in accounting principle          $     0.14      $     0.00
                                                                    ==========      ==========
       Net income                                                   $     0.14      $     0.26
                                                                    ==========      ==========

Weighted average number of common
and common equivalent shares:
  Basic                                                                 54,320          52,348
                                                                    ==========      ==========
  Diluted                                                               56,885          54,191
                                                                    ==========      ==========

*BTG adopted the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 on Revenue Recognition in the fourth quarter of 2000, effective January 1, 2000, and recorded a cumulative effect of change in accounting principle related to contract revenues recognized in prior periods. The related revenue is being recognized over the terms of the agreements.